RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE HIGH YIELD BOND FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS

                                          AFFIRMATIVE                WITHHOLD

    Kathleen Blatz                       1,518,097,434.64         39,375,906.13

    Arne H. Carlson                      1,515,143,529.76         42,329,811.01

    Patricia M. Flynn                    1,519,942,241.94         37,531,098.83

    Anne P. Jones                        1,516,257,504.34         41,215,836.43

    Jeffrey Laikind                      1,518,573,347.45         38,899,993.32

    Stephen R. Lewis, Jr.                1,519,399,160.04         38,074,180.73

    Catherine James Paglia               1,519,493,457.80         37,979,882.97

    Vikki L. Pryor                       1,519,584,236.38         37,889,104.39

    Alan K. Simpson                      1,513,617,640.18         43,855,700.59

    Alison Taunton-Rigby                 1,519,949,504.64         37,523,836.13

    William F. Truscott                  1,518,816,328.79         38,657,011.98

AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE BOARD TO ESTABLISH THE MINIMUM
ACCOUNT VALUE AND TO CHANGE THE NAME OF THE CORPORATION

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       1,489,109,922.31     38,887,374.81      29,350,065.01       125,978.64
APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE
INVESTMENTS, LLC

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       1,495,903,256.64     30,109,215.26      31,334,890.23       125,978.64
APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

DIVERSIFICATION

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       1,491,598,042.98     34,586,654.74      31,162,664.41       125,978.64
TEN PERCENT LIMITATION IN SINGLE ISSUER

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       1,488,575,753.33     36,540,829.61      32,230,779.19       125,978.64
LENDING

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       1,479,960,877.15     44,150,090.95      33,236,394.03       125,978.64
BORROWING

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       1,484,116,423.48     42,091,223.14      31,139,715.51       125,978.64